UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2010

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Hythiam, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Delisting Determination

As previously reported in Current Reports on Form 8-K filed on May 19, 2009, August 28, 2009, September 21, 2009 and December 1, 2009, Hythiam, Inc. (the “Company”) failed to comply with various listing requirements of The NASDAQ Stock Market (“NASDAQ”).  The Company disclosed it had received a letter from NASDAQ granting the Company’s request to remain listed on NASDAQ subject to the condition that, on or before February 24, 2010, the Company evidence stockholders’ equity of at least $10 million or achieve a market value of its listed securities of at least $50 million.

On February 23, 2010, the Company notified NASDAQ of its inability to comply with the conditions set forth in the letter referenced above.

On February 24, 2010, the Company received a letter from The NASDAQ Stock Market notifying the Company that it failed to meet its minimum stockholders’ equity exception requirement of $10 million, and that the Company also does not meet the continued listing standard of The Nasdaq Capital Market requiring a minimum stockholders’ equity of $2.5 million. The letter indicated that the Company’s common stock will be suspended from trading on NASDAQ effective at the open of business on Friday, February 26, 2010. The Company does not intend to appeal NASDAQ’s decision.

The Company has received notification from FINRA that its common stock will be quoted on the OTC Bulletin Board beginning Friday, February 26, 2010.  The Company anticipates that its trading symbol will remain the same with an OB extension (HYTM.OB).  The Company intends to continue filing periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 8.01  Other Events

On February 25, 2010, the Company issued a press release announcing receipt of NASDAQ’s delisting determination letter and expected commencement of trading on the OTC Bulletin Board, discussed in Item 3.01 above, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 8.01 and Item 9.01(d) in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

No.	Description
99.1	Press Release dated February 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: February 25, 2010	By:	/s/ JOHN RIGALI
John Rigali
acting Chief Financial Officer